Exhibit 10.3

                      EXTENSION AND MODIFICATION AGREEMENT


     This Extension and Modification Agreement ("Agreement") is hereby made and effective this 19th day of December 2003, by and between SEQUATCHIE ASSOCIATES, INC., a private corporation, having a principal place of business located at Dunlap, TN, (hereinafter referred to as "Lessor") and C&D TECHNOLOGIES, INC., formerly known as C&D Charter Power Systems, Inc., a Delaware corporation, having a principal place of business located at 1400 Union Meeting Road, Blue Bell, Pennsylvania, 19422 (hereinafter referred to as "Lessee").

     WITNESSETH, Lessor and Lessee are parties to a certain Lease Agreement dated February 15, 1994, covering the premises known as 18 Industrial Park Road, Dunlap, Tennessee 37327, Fourth Civil District of Sequatchie County, Tennessee (the "Lease"). The parties now desire to extend the Lease until JANUARY 15, 2009 and effect further modifications to the Lease as provided herein.

The parties hereby agree as follows:


          1. Rent: The Lease shall be amended to insert the following provisions after the first full paragraph of the Lease appearing on page 1 of the Lease ( i.e., paragraph beginning "IN CONSIDERATION WHEREOF, ..."):

          "Thereafter, Lessee agrees to pay Lessee the following amounts as advance rent during the following periods in equal, consecutive monthly installments:

     a) during the period commencing on SEPTEMBER 1, 2003 and ending on AUGUST 31, 2004, the sum of TWELVE THOUSAND TWO HUNDRED SEVENTY THREE AND 66/100 DOLLARS ($12,273.66) per month (or ONE HUNDRED FORTY SEVEN THOUSAND TWO HUNDRED EIGHTY FOUR AND NO/100 DOLLARS ($147,284.00) per annum);

     b) during the period commencing on SEPTEMBER 1, 2004 and ending on AUGUST 31, 2005 the sum of TWELVE THOUSAND EIGHT HUNDRED SEVENTY TWO AND 33/100 DOLLARS ($12,872.33) (or ONE HUNDRED FIFTY FOUR THOUSAND FOUR HUNDRED SIXTY EIGHT AND NO/100 DOLLARS ($154,468.00) per annum);

     c) during the period commencing on SEPTEMBER 1, 2005 and ending on AUGUST 31, 2006 the sum of THIRTEEN THOUSAND FIVE HUNDRED THIRTY ONE AND NO/100 DOLLARS ($13,531.00) (or ONE HUNDRED SIXTY TWO THOUSAND THREE HUNDRED SEVENTY TWO AND NO/100 DOLLARS ($162,372.00) per annum);

     d) during the period commencing on SEPTEMBER 1, 2006 and ending on AUGUST 31, 2007 the sum of FOURTEEN THOUSAND ONE HUNDRED EIGHTY NINE AND 58/100 DOLLARS ($14,189.58) (or ONE HUNDRED SEVENTY THOUSAND TWO HUNDRED SEVENTY FIVE AND NO/100 DOLLARS ($170,275.00) per annum); and

     e) during the period commencing on SEPTEMBER 1, 2007 and ending on JANUARY 15, 2009 the sum of FOURTEEN THOUSAND NINE HUNDRED EIGHT AND NO/100 DOLLARS ($14,908.00) (or ONE HUNDRED SEVENTY EIGHT THOUSAND EIGHT HUNDRED NINETY SIX AND NO/100 DOLLARS ($178,896.00) per annum)."

          2. Options to Renew: Stipulation 2 of the Lease (appearing on page 2 of the Lease) shall be deleted and in lieu thereof inserted the following:

     "Provided that if, at the time of exercise of each option, Lessee is not in material default under any of the provisions of this Lease, Lessee shall have the option to extend the term hereof for two (2) further periods of FIVE (5) YEARS each, the 1st Option commencing JANUARY 16, 2009 and expiring JANUARY 15, 2014, and the 2nd Option commencing JANUARY 16, 2014 and expiring JANUARY 15, 2019 (collectively referred to hereafter as "the Options"), which Options shall be exercisable in the manner and at the time specified below. The total annual rental payable during each extended period shall be as follows: for the 1st Option the total annual rental shall be the Fair Market Rent as determined below, but not less than ONE HUNDRED EIGHTY SEVEN THOUSAND EIGHT HUNDRED FORTY AND 80/100 DOLLARS ($187,840.80). For the 2nd Option the total annual rental shall be the Fair Market Rent as determined below, but not less than 105% of the total annual rental during the 1st Option.

     Fair Market Rent Determination: On or before the commencement of the TWELFTH (12th) MONTH prior to the expiration of the original term (or 1st
Option, as the case may be) Lessor shall submit to Lessee in writing, by registered or certified mail, return receipt requested, a statement of what it believes to be the current rate of rent for the demised premises based on the then current economic conditions and the local commercial real estate market for properties comparable to the demised premises (the "Fair Market Rent"). In the event Lessee does not object to Lessor's estimate of the Fair Market Rent in writing, within FIFTEEN (15) DAYS after receipt of Lessor's statement, the Fair Market Rent specified in Lessor's statement shall become the total annual rental payable during the applicable Option period. In the event Lessee notifies Lessor that it objects to Lessor's determination of the Fair Market Rent within FIVE
(5) DAYS of receipt of Lessor's proposed Fair Market Value, then Lessee shall have TEN (10) DAYS to determine its own estimate of Fair Market Rent to Lessor and to notify Lessor of such estimate. Upon receipt of Lessee's calculation of Fair Market Rent, Lessor, in turn, shall have FIVE (5) DAYS to notify Lessee whether it accepts or objects the Lessee's determination of Fair Market Rent. Provided, however, in the event Lessor does not object to Lessee's determination of the Fair Market Rent in writing, within FIFTEEN (15) DAYS after receipt of Lessee's statement, the Fair Market Rent determined by Lessee shall become the total annual rental payable during the applicable Option period. Should Lessor notify Lessee that it objects to Lessee's determination, the parties shall have FIVE (5) DAYS to negotiate the total annual rental which will be payable during the applicable Option period. Should the parties fail to reach agreement within such 5 day period, Lessor's right to exercise the applicable Option shall be deemed waived.

     Lessee shall exercise the 1st and 2nd Options by giving Lessor written notice of its intention to do so by registered or certified mail, return receipt requested, no later than SIX (6) MONTHS prior to the expiration date of the then current lease term.

     Anything contained in this Lease to the contrary notwithstanding, in the event Lessee shall not exercise the 1st Option herein granted, this Lease shall terminate without further notice from either party on the expiration date of the original term and Lessee shall have no right to exercise the 2nd Option.

     Anything contained in this Lease to the contrary notwithstanding, in the event Lessee shall not exercise the 2nd Option herein granted, this Lease shall terminate without further notice from either party on the expiration date of the 1st Option.

Each of said Options may be exercised to extend the term hereof one (1) time only. Except as expressly provided in this Lease, upon the exercise of an Option, all of the terms and provisions of this Lease shall apply during the term of such Option."

Lessee shall have the sole and absolute right to terminate this Lease for any reason at any time after AUGUST 31, 2006, provided Lessee shall give Lessor not less than SIX (6) MONTHS prior notice. In the event of such termination, the term of the Lease shall be deemed to have expired, as if it had been originally fixed to expire on the effective date of such termination. In connection with the foregoing right to terminate, in the event Lessee terminates this Lease during the during the period commencing on SEPTEMBER 1, 2006 and ending on AUGUST 31, 2007, Lessee shall pay Lessor a one-time payment in an amount equal to two (2.0) times the amount of the then current monthly rent, as a termination fee which shall be an addition to all other amounts due under the Lease through the termination date. In the event Lessee terminates this Lease after AUGUST 31, 2007, in addition to all other amounts due under the Lease through the termination date, Lessee shall pay Lessor a one-time payment in an amount equal to one (1) month's rent (at the then applicable rental rate), as a termination fee which shall be an addition to all other amounts due to Lessor under the Lease through the termination date .

          3. Option to Purchase: Stipulation 3 of the Lease shall be deleted and replaced with the following:

     "During the period commencing on SEPTEMBER 1, 2003 and ending on JANUARY 15, 2009 (or until the latest date that this Lease may be extended as provided herein, the "Purchase Option Term"), Lessee shall have the option to purchase the demised premises from Lessor, at the Fair Market Value of the demised premises (the "Purchase Option").

     In order to exercise the Purchase Option, Lessee shall notify Lessor no later than NINETY (90) DAYS prior to expiration of the Purchase Option Term. Thereafter, the parties shall, in good faith, prepare and execute an Agreement of Sale requiring a FIVE PERCENT (5%) deposit upon execution, with settlement on or before the NINETIETH (90th) DAY following the date of Lessee's notice of exercise of Purchase Option, and on such other terms and conditions which are customary to an Agreement Of Sale for commercial real estate in the State of Tennessee. The exercise of the Purchase Option shall be contingent upon Lessee's material compliance with the terms, covenants and conditions of this Lease at the time of exercising this option. If, at any time prior to the option being exercised by Lessee the Lease shall be terminated for any reason whatsoever, then this option to purchase shall immediately become null and void and of no further force and effect. In the event Lessee exercises the option to purchase herein granted, this Lease shall remain in full force and effect, including Lessee's obligation to pay all rent hereunder, until such time as settlement shall take place. At the time title is transferred under the Agreement of Sale, the Lease shall merge with the Deed and be extinguished.

     Fair Market Value Determination: On or before the FIFTEENTH (15th) DAY after Lessee gives notice it has exercised its option to purchase the demised premises, Lessor shall submit to Lessee in writing, by registered or certified mail, return receipt requested, a statement of what it considers to be the Fair Market Value of the purchase price for the demised premises. In the event Lessee does not object to same in writing, by registered or certified mail, return receipt requested, within FIFTEEN (15) DAYS after receipt of Lessor's statement, the amount specified in Lessor's statement shall become the purchase price. In the event Lessee notifies Lessor that it objects to the Fair Market Value established by Lessor in writing in the manner and within the period specified above, then Lessee shall have TEN (10) DAYS to determine its own estimate of Fair Market Value to Lessor and to notify Lessor in writing of such estimate. Upon receipt of Lessee's calculation of Fair Market Value, Lessor, in turn, shall have FIVE (5) DAYS to notify Lessee whether it accepts or objects the Lessee's determination of Fair Market Value. Provided, however, in the event Lessor does not object to Lessee's determination of the Fair Market Value in writing, by registered or certified mail, return receipt requested, within FIFTEEN (15) DAYS after receipt of Lessor's statement, the Fair Market Value determined by Lessee shall become the sale price payable by Lessee. Should

Lessor notify Lessee that it objects to Lessee's determination, the parties shall have FIVE (5) DAYS to negotiate the sale price for the demised premises. Should the parties fail to reach agreement within such 5 day period, Lessee's purchase option shall be deemed to have expired."

          4. Insurance : Stipulation 7 of the Lease shall be deleted and replaced with the following:


"Lessor shall, at all times during the term of this Lease, maintain at its own cost and expense (with coverage to commence on the Commencement Date): (1) Fire Insurance in an amount adequate to cover the cost of replacement of the demised premises in the event of fire. Lessor shall also procure "Fire Legal Liability" in an amount not less than $100,000 and (2) Public Liability Insurance on an occurrence basis with minimum limits of liability in an amount of $1,000,000 for personal injury or death to any person and $1,000,000 for such bodily injury or death of more than one person and $1,000,000 with respect to damage to property. The insurance coverages specified in this paragraph shall be evidenced by a certificate(s) of insurance, which, in addition the policy limits of each of the required insurance polices, indicates the following: (i) name Lessee as an additional insured; (ii) that the insurance is primary to any other insurance carried by Lessee for the covered risks; and (iii) include endorsements providing notice that such insurance may not be cancelled or amended without THIRTY (30) DAYS notice by mail to Lessee (the "Certificate of Insurance"). Lessor shall provide Lessee with the Certificate of Insurance not later than TEN
(10) DAYS following its execution of this Agreement."

          5. Casualty: Stipulation 8 of the Lease shall be deleted and replaced with the following:

"Lessor agrees that if the demised premises or any part thereof is rendered untenantable by reason of fire or except for the negligent acts or omissions of Lessee or any other cause, Lessor will promptly notify Lessee within THIRTY (30) DAYS of such loss of the time schedule for repair of the demised premises; provided, however, that if the repairs or restoration have not been started and diligently pursued within SIXTY (60) DAYS after being rendered untenantable, Lessee may, at its option, terminate the Lease without further obligation to Lessor, except for such rent as may then be due and payable hereunder. Lessor further agrees that the demised premises or any part thereof are rendered untenantable for any period of time during the term hereof, the rent during such period shall abate to the same extent and in the same proportion as the untenantable portion of the demised premises bears to the whole of said premises. Notwithstanding anything to the contrary contained in this stipulation # 8, Lessee shall have no right to terminate the Lease in the event substantial repair and restoration is completed within ONE HUNDRED AND EIGHTY (180) DAYS of the date of the casualty. With respect to a casualty which Lessor indicates will require more than NINETY (90) DAYS to repair and restore, Lessee may either a) terminate the Lease or b) require Lessor to substantially repair and restore the facility within SIX (6) MONTHS."

          6. Roof and Structural Repairs/Restoration: Stipulation 9 of the Lease shall be amended to include the following language at the end of that
          Stipulation:

"In the event of any structural or exterior damage to the demised premises, if Lessor has not completed repairs to the roof and/or structural portions of the demised premises within THIRTY (30) DAYS of receiving notice of such condition from Lessee, Lessee shall have the right to complete such repairs and either a) deduct the cost thereof from the annual rent due hereunder or b) receive reimbursement of such costs from Lessor."

          7. Improvements: Stipulation 10 of the Lease shall be amended to include the following language at the end of that Stipulation:

"Lessee shall not, under any circumstances, be obligated to remove, repair or replace any improvement, equipment or systems which it may install at the premises during the term of this Lease.

Subject to Lessee's work, health and safety policies and rules, Lessor shall have the right, on not less than TWENTY FOUR (24) HOURS prior written notice, except in case of emergency, to enter into the demised premises in the company of Lessee or its representative to make an inspection."

          8. Change in Ordinance: Stipulation 11 of the Lease shall be amended to include the following language at the end of that Stipulation:

"Lessor shall be solely responsible for all costs and expenses associated with any modifications, improvements or additions to the demised premises which may be required as a result of the adoption of new laws, statutes, codes, ordinances, rules or regulations applicable to the premises and any revisions or amendments in existing laws, statutes, codes, ordinances, rules or regulations except for any such modifications, improvements or additions which are required solely due to Lessee's specific operations conducted at the demised premises."

          9. Default: Stipulation 13 shall be deleted and replaced with the following:

"Lessor may enforce any of its rights or remedies with regard to this Lease only after notifying Lessee that a default has occurred, and such default is not cured by Lessee: (1) within FIFTEEN (15) DAYS following the date that such notice was received for any failure to pay any sum due under this Lease; and (2) within THIRTY (30) DAYS following the date that such notice was received for any failure to perform any other type of duty or fulfill any other type of obligation imposed on Lessee under this Lease."

          10. Real Estate Taxes: Stipulation 14 of the Lease shall be deleted and replaced with the following:

"The Lessee will pay One Hundred Percent (100%) of all governmental charges, impositions, assessments and taxes assessed on or imposed upon the land and building which constitute the assessment of the demised premises, in excess of those assessed for the calendar year 2003. The amount due hereunder on account of such taxes shall be apportioned for that part of the first and last tax fiscal years covered by the term hereof. Lessor shall promptly forward to Lessee all bills received by Lessor for taxes which Lessee is required by the provisions of this Lease to pay, and which shall be assessed or levied against Lessor. Lessee shall promptly, within TEN (10) DAYS after receipt of said bill from Lessor, pay the amount specified in said bill to Lessor. Lessee agrees, however, that any failure on the part of Lessor to submit to Lessee bills received by Lessor for taxes shall not be deemed a waiver, abrogation or limitation of Lessee's obligation to pay all taxes imposed on the demised premises as above provided."


          11. Notices: Stipulation 15 of the Lease shall be deleted and replaced with the following:

Any notification required or permitted hereby shall be deemed given, if in writing, upon transmission or receipt by: (a) confirmed telecopy or (b) enclosure thereof in an adequately post-paid envelope, sent first class mail, respectively. In either case, such notice shall be addressed to the party indicated below to whom notices are to be directed, at the facsimile number or mailing address (as applicable) indicated below or at such other facsimile number or mailing address which that party subsequently notifies the party giving notice that notices are to be sent.

         If to Lessee, notices shall be directed to:

                  C&D Technologies, Inc.
                  18 Industrial Park Road
                  Dunlap, TN  37327
                  Attention: Plant Manager
                  (Fax): (423) 949-3480

                  With a copy to:

                  C&D Technologies, Inc.
                  1400 Union Meeting Road, P. O. Box 3053
                  Blue Bell, PA  19422-0858
                  Attention: Chief Financial Officer
                  (Fax): (215) 619-7816

         If to Lessor, notices shall be directed to:

                  Sequatchie Associates, Inc.
                  222 Ridge Road
                  Dunlap, Tennessee 37327
                  Attention: ______________
                  (Fax):  _________________


          12. Term: Stipulation 20 of the Lease shall be deleted and replaced with the following:

"The parties agree that the term of this Lease shall commence on the date first appearing above and, unless extended in accordance with the provisions of this Lease, shall end on JANUARY 15, 2009."

          13. Premises Description: Lessor agrees to provide to Lessee an updated legal description or certified survey of the demised premises not later than TEN (10) DAYS following execution of this Agreement.

          14. Quiet Enjoyment/Non-Disturbance: Lessor agrees that Lessee, upon paying the rents herein reserved and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be observed and kept, shall lawfully, peaceably and quietly hold, occupy and enjoy the demised premises during the term of this Lease and any extension or renewal thereof, without hindrance, eviction or molestation by Lessor or any person or persons claiming by a title superior to that of Lessor, subject to the terms and conditions of this Lease.

          Lessee agrees that this Lease shall be subject and subordinate to any mortgage now or hereafter given with respect to the demised premises provided however, Lessor agrees to secure from any current or subsequent mortgagee, a written agreement recognizing Lessee's tenancy and rights under this Lease and that such mortgagee will not disturb or otherwise interfere with Lessee's possession of the demised premises as long as Lessee is not in default hereunder. Upon obtaining such agreement from such mortgagees, Lessor shall promptly deliver same to Lessee.

          15. Lessor's Work: Promptly following execution of this Agreement, Lessor, at its sole cost and expense, agrees to engage competent professionals, contractors and/or craftsmen to perform the following work at the demised premises and to complete such work not later than NINETY (90) DAYS following execution of this Agreement:

               a) Re-stone and re-grade the gravel  parking lot area.

               b) Replace the sidewalk and re-route downspout outflow in front of building.

               c) Seal all existing  asphalt  areas.

               d) Replace existing chain link fence gate at main front entrance with roll back gate to match the three other chain link gates.

               e) Replace existing dock ramp.

          16. Ownership and Sale: Lessor represents and warrants that it is the sole legal and equitable owner of the demised premises. Lessor agrees that it will provide written notice to Lessee of any sale of the demised premises at the time an agreement of sale is executed and require Buyer, and its lender, if any, to acknowledge the priority of this Lease and assume all of Lessor's obligations hereunder.

          17. Sale, Sublet or Assign: Anything to the contrary notwithstanding in the Lease, Lessee may sublet the demised premises to any entity related to or affiliated with Lessee, without Lessor's approval. In addition, Lessor may assign the Lease to or affiliated with Lessee, without Lessor's approval. Lessor's consent to any other subletting or assignment of this Lease shall not be unreasonably conditioned, withheld or delayed. In the event of any assignment occurring pursuant to the foregoing or otherwise, assignor Lessee shall be released from all liability, except only for liability and responsibility for hazardous materials brought onto the demised premises by Lessee, its agents, employees and/or contractors during the term of this Lease.

          18. Existing Lease Terms: Except as expressly specified above, all of the other terms, covenants and conditions of the Lease shall remain in full force and effect.

          19. Counterparts: This Agreement may be executed in counterparts, each of which shall constitute an original and, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Lease on the day and year first above written.


   SEQUATCHIE ASSOCIATES, INC.                        C&D TECHNOLOGIES, INC.


By: /s/ Flavius A. Barker                       By: /s/ Stephen E. Markert, Jr.
    _____________________________                  __________________________

Name:   Flavius A. Barker                       Name:   Stephen E. Markert, Jr.
    _____________________________                  __________________________

Title: Pres                                    Title:  VP - CFO
    _____________________________                  __________________________